Exhibit 99.1

MoneyGram International Reports Third Quarter 2021 Results

MGO cross-border transactions grew 37% year-over-year with active cross-border customer growth increasing 31% year-over-year

Digital Revenue reached a new quarterly record of $70 million

Digital transactions represented 34% of money transfer transactions at the end of the third quarter

DALLAS (October 28, 2021) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its third quarter ended September 30, 2021.
Third Quarter 2021 Business Highlights

“Consumers continue to value our digital-first strategy, as we delivered another strong quarter of digital growth and cross-border payment innovation. Our direct-to-consumer channel, MGO, reached a record high in volume and delivered incredibly strong revenue growth of 34% compared to last year, and 229% growth compared to 2019. Digital now represents 34% of money transfer transactions and we’re on track to reach our goal of digital transactions representing 50% of all transactions by 2024.” said Alex Holmes, MoneyGram Chairman and CEO. “As we enter the next stage of our digital expansion, we are continuously focused on meeting consumer demand with a broader set of direct-to-consumer offerings. Our recently announced partnership with Stellar Development Foundation and Circle's USDC stablecoin for blockchain based payments, is a bold step in meeting the demands of a new fast-growing global consumer base. This partnership is further evidence of our leadership in pioneering innovative digital payment technologies.”

Money Transfer highlights for the quarter include the following:
•Total Money Transfer revenue was $296.1 million, in-line with prior year's performance, or 2% decrease on a constant currency basis, and grew 5% compared to the third quarter of 2019
◦Total Money Transfer transactions grew 4% and increased 15% compared to the third quarter of 2019
•MGO continued its strong financial performance in the third quarter recording a record quarter for volume
◦Total MGO Money Transfer revenue increased to $46.9 million representing 34% year-over-year growth
◦Year-over-year, MGO cross-border online revenue continued to grow at an accelerated pace increasing 35% with transactions growing 37%
◦Active cross-border customer growth continued its strong momentum increasing 31% year-over-year
◦US MGO continued to represent the Company's largest money transfer source of both revenue and transactions in the world

◦Five MGO country sites now account for over 50% of their respective country's total money transfer transactions
•Total digital, which includes MGO, digital partners and digital receives, continued its robust performance reporting year-over-year transaction growth of 29% in the third quarter
◦Digital revenue reached a new all-time high of $70 million for the third quarter with an impressive 28% year-over-year revenue growth rate
◦Digital partnership transactions delivered a solid 17% year-over-year growth rate
◦Transactions received into accounts, cards and mobile wallets increased 63% year-over-year
•Digital transactions accounted for 34% of all money transfer transactions at the end of the third quarter

Third Quarter 2021 Financial Results, Year-Over-Year
•Total revenue of $319.6 million decreased 1% on a reported basis or a decrease of 2% on a constant currency basis
◦Money transfer revenue was $296.1 million, in-line with last year's performance, or 2% on a constant currency basis, driven by 4% transaction growth
◦Investment revenue was $1.9 million for the quarter representing a decline of $1.1 million due to lower prevailing interest rates
•Gross Profit was $149.1 million an increase of $0.4 million driven by the continued shift in mix to higher margin MGO business
•Total operating expenses were $122.3 million, an increase of $10.2 million or 9% including:
◦Transaction and Operations Support expenses increased $14.8 million or 61% which was driven by:
▪The absence of the $8.9 million Ripple net benefit generated in the third quarter of 2020
▪The absence of the $6.3 million foreign exchange gain generated in the third quarter of 2020
◦Compensation and Benefits was $53.8 million, a decrease of $2.5 million as the Company begins to recognize the full benefits from its restructuring this year
•Operating Income was $26.8 million, a decrease of $9.8 million driven by the absence of $8.9 million of Ripple net benefit and a $6.3 million foreign exchange gain generated in the third quarter 2020
•Net loss of $15.6 million partly driven by a non-recurring $33.6 million debt extinguishment expense related to the Company's debt refinancing completed in the third quarter
•Diluted loss per share was $0.16
•Diluted adjusted earnings per share was $0.13
•Adjusted EBITDA decreased 18% to $56.5 million, or 21% on a constant currency basis
◦Adjusted EBITDA, excluding the $8.9 million in Ripple incentives and $6.3 million foreign exchange gain generated in the third quarter of 2020, was 5% higher year-over-year

•Adjusted Free Cash Flow was $33.5 million, an increase of $8.1 million driven by a $15.6 million reduction in cash interest expense and an $11.8 million decrease in agent cash sign-on bonus payments

Balance Sheet and Liquidity
•Cash and cash equivalents were $152.6 million at quarter-end, compared to $117.0 million at the end of the second quarter of 2021
•Third quarter interest expense was $13.0 million, a decrease of $10.0 million or a decline of 43% compared to the third quarter of 2020
◦Interest expense does not reflect the full benefit of the Company's recent debt refinancing as it was completed mid-quarter on July 21, 2021
•Capital expenditures were $10.2 million, a decrease of $0.5 million compared to the third quarter of 2020

Fourth Quarter 2021 Outlook
The Company is providing the following outlook for the quarter ending December 31, 2021:

Revenue: Approximately $325 million
•Considers normal seasonality, ongoing digital growth, and the uncertainties concerning COVID-19
•Embedded in this projection is an assumed revenue growth rate of 30%+ for MGO

Adjusted EBITDA: Approximately $60 million
•Considers revenue trends and no benefit from Ripple incentives
•Implies an Adjusted EBITDA margin of 18.5%, a sequential quarter improvement from 17.7% in Q3

Adjusted Free Cash Flow: Approximately $24 million
•Delivering growth of approximately 24% year-over-year

Conference Call
MoneyGram International will host a conference call on October 29, at 9:00 a.m. ET, to discuss its results. Alex Holmes, Chairman and CEO and Larry Angelilli, CFO will host the call.

Participant Dial-In Numbers:
U.S.:	1-866-288-0540
International:	1-646-828-8144
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1507507&tp_key=53b0a905ac

Replay:	U.S 1-844-512-2921 or International 1-412-317-6671
Replay ID:	3522682
Replay is available through Friday, November 5, 2021, 11:59 p.m. ET
About MoneyGram International, Inc.
MoneyGram is leading the evolution of digital P2P payments. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve nearly 150 million people across the globe over the last five years.

The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve consumers through MoneyGram Online (MGO), its direct-to-consumer digital business, its global retail network and its emerging embedded finance business for enterprise customers, MoneyGram as a Service.

For more information, please visit ir.moneygram.com and follow @MoneyGram.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays, lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white label money transfer products or otherwise;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international law and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain OFAC restrictions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our high degree of leverage and substantial debt service obligations, and our ability to comply with the requirements under our debt agreements;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•the ability of us and our agents to maintain adequate banking relationships;
•a security or privacy breach in systems, networks or databases on which we rely;
•weakness in economic conditions, in both the U.S. and global markets;

•a significant change, material slow down or complete disruption of international migration patterns;
•the financial health of certain European countries or the secession of a country from the European Union;
•our ability to manage credit risks from our agents and official check financial institution consumers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure; and
•the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present gross profit for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income (loss) figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Five	-	Condensed Consolidated Balance Sheets
Table Six	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended September 30,		2021 vs	Nine Months Ended September 30,		2021 vs
	2021	2020	2020	2021	2020	2020
REVENUE
Fee and other revenue	$317.7	$320.2	$(2.5)	$953.1	$876.5	$76.6
Investment revenue	1.9	3.0	(1.1)	5.9	17.4	(11.5)
Total revenue	319.6	323.2	(3.6)	959.0	893.9	65.1

Total revenue change, as reported	(1)%	—%		7%	(7)%
Total revenue change, constant currency	(2)%	(1)%		4%	(7)%

COST OF REVENUE
Commissions and other fee expense	154.6	161.3	(6.7)	465.8	445.9	19.9
Investment commissions expense	0.3	0.2	0.1	0.7	3.4	(2.7)
Direct transaction expense	15.6	13.0	2.6	47.0	32.5	14.5
Total cost of revenue	170.5	174.5	(4.0)	513.5	481.8	31.7
GROSS PROFIT	149.1	148.7	0.4	445.5	412.1	33.4
OPERATING EXPENSES
Compensation and benefits	53.8	56.3	(2.5)	175.0	162.9	12.1
Transaction and operations support (1)	39.1	24.3	14.8	122.8	83.6	39.2
Occupancy, equipment and supplies	15.3	15.6	(0.3)	47.1	44.7	2.4
Depreciation and amortization	14.1	15.9	(1.8)	43.5	49.2	(5.7)
Total operating expenses	122.3	112.1	10.2	388.4	340.4	48.0
OPERATING INCOME	26.8	36.6	(9.8)	57.1	71.7	(14.6)
Other expenses
Interest expense	13.0	23.0	(10.0)	57.8	69.5	(11.7)
Loss on early extinguishment of debt	33.6	—	33.6	43.9	—	43.9
Other non-operating expense	1.0	1.1	(0.1)	2.8	3.4	(0.6)
Total other expenses	47.6	24.1	23.5	104.5	72.9	31.6
(Loss) income before income taxes	(20.8)	12.5	(33.3)	(47.4)	(1.2)	(46.2)
Income tax (benefit) expense	(5.2)	1.6	(6.8)	(5.3)	14.0	(19.3)
NET (LOSS) INCOME	$(15.6)	$10.9	$(26.5)	$(42.1)	$(15.2)	$(26.9)

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.16)	$0.14	$(0.30)	$(0.48)	$(0.20)	$(0.28)
Diluted	$(0.16)	$0.12	$(0.28)	$(0.48)	$(0.20)	$(0.28)

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic	96.0	77.9	18.1	87.7	77.7	10.0
Diluted	96.0	88.7	7.3	87.7	77.7	10.0
(1) The three and nine months ended September 30, 2020 include Ripple market development fees of $9.3 million and $41.0 million, respectively, partially offset by related transaction and trading expenses of $0.4 million and $11.2 million, respectively.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended September 30,		2021 vs	Nine Months Ended September 30,		2021 vs
	2021	2020	2020	2021	2020	2020
Money transfer revenue	$296.1	$297.6	$(1.5)	$886.4	$806.6	$79.8
Bill payment revenue	9.9	11.0	(1.1)	31.1	35.2	(4.1)
Total revenue	$306.0	$308.6	$(2.6)	$917.5	$841.8	$75.7

Cost of revenue	$170.2	$174.4	$(4.2)	$512.8	$478.4	$34.4
Gross profit	$135.8	$134.2	$1.6	$404.7	$363.4	$41.3

Money transfer revenue change, as reported	(1)%	5%		10%	(4)%
Money transfer revenue change, constant currency	(2)%	4%		7%	(4)%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended September 30,		2021 vs	Nine Months Ended September 30,		2021 vs
	2021	2020	2020	2021	2020	2020
Money order revenue	$10.0	$10.4	$(0.4)	$31.0	$33.3	$(2.3)
Official check revenue	3.6	4.2	(0.6)	10.5	18.8	(8.3)
Total revenue	$13.6	$14.6	$(1.0)	$41.5	$52.1	$(10.6)

Investment commissions expense	$0.3	$0.1	$0.2	$0.7	$3.4	$(2.7)
Gross profit (1)	$13.3	$14.5	$(1.2)	$40.8	$48.7	$(7.9)
(1) In periods of extremely low interest rates, it is possible for commissions to be close to zero, resulting in abnormally high gross margin.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended September 30,		2021 vs	Nine Months Ended September 30,		2021 vs
	2021	2020	2020	2021	2020	2020

(Loss) income before income taxes	$(20.8)	$12.5	$(33.3)	$(47.4)	$(1.2)	$(46.2)
Interest expense	13.0	23.0	(10.0)	57.8	69.5	(11.7)
Depreciation and amortization	14.1	15.9	(1.8)	43.5	49.2	(5.7)
Signing bonus amortization	13.8	14.6	(0.8)	42.8	39.7	3.1
EBITDA	20.1	66.0	(45.9)	96.7	157.2	(60.5)

Significant items impacting EBITDA:
Loss on early extinguishment of debt	33.6	—	33.6	43.9	—	43.9
Stock-based, contingent and incentive compensation	1.6	1.5	0.1	4.9	5.1	(0.2)
Compliance enhancement program	0.9	0.5	0.4	2.2	3.7	(1.5)
Restructuring and reorganization costs	0.2	(0.2)	0.4	8.3	1.0	7.3
Legal and contingent matters	0.1	—	0.1	0.1	0.6	(0.5)
Direct monitor costs	—	1.0	(1.0)	4.9	8.9	(4.0)
Severance and related costs	—	—	—	0.2	0.2	—
Adjusted EBITDA	$56.5	$68.8	$(12.3)	$161.2	$176.7	$(15.5)

Adjusted EBITDA margin (1)	17.7%	21.3%	(3.6)%	16.8%	19.8%	(3.0)%

Adjusted EBITDA change, as reported	(18)%			(9)%
Adjusted EBITDA change, constant currency adjusted	(21)%			(15)%

Adjusted EBITDA	$56.5	$68.8	$(12.3)	$161.2	$176.7	$(15.5)
Cash payments for interest	(7.6)	(23.2)	15.6	(46.6)	(57.6)	11.0
Cash payments for taxes, net of refunds	(1.7)	5.8	(7.5)	(0.5)	3.3	(3.8)
Cash payments for capital expenditures	(10.2)	(10.7)	0.5	(31.4)	(30.6)	(0.8)
Cash payments for agent signing bonuses	(3.5)	(15.3)	11.8	(26.2)	(45.0)	18.8
Adjusted Free Cash Flow	$33.5	$25.4	$8.1	$56.5	$46.8	$9.7

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in millions, except per share data)	2021	2020	2021	2020

Net loss	$(15.6)	$10.9	$(42.1)	$(15.2)
Total adjustments (1)	36.4	2.8	64.5	19.5
Tax impacts of adjustments (2)	(8.4)	(0.9)	(14.9)	(4.5)
Valuation allowance (3)	—	1.2	1.0	11.3
Adjusted net income (loss)	$12.4	$14.0	$8.5	$11.1

Diluted (loss) earnings per common share	$(0.16)	$0.12	$(0.48)	$(0.20)

Diluted adjustments per common share	0.29	0.04	0.58	0.34

Diluted adjusted earnings per common share	$0.13	$0.16	$0.10	$0.14

Diluted weighted-average outstanding common shares and equivalents	96.0	88.7	87.7	77.7

(1) See summary of adjustments in Table Three - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) Valuation allowance recorded for deferred tax assets existing at the beginning of the year.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$152.6	$196.1
Settlement assets	3,606.0	3,702.9
Property and equipment, net	134.8	148.1
Goodwill	442.2	442.2
Right-of-use assets	52.7	55.1
Other assets	95.6	129.7
Total assets	$4,483.9	$4,674.1
LIABILITIES
Payment service obligations	$3,606.0	$3,702.9
Debt, net	801.9	857.8
Pension and other postretirement benefits	71.0	74.5
Lease liabilities	56.6	59.1
Accounts payable and other liabilities	134.3	216.8
Total liabilities	4,669.8	4,911.1
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 162,500,000 shares authorized, 92,209,763 and 72,530,770 shares issued, 91,664,034 and 72,517,539 shares outstanding at September 30, 2021 and December 31, 2020, respectively	0.9	0.7
Additional paid-in capital	1,398.0	1,296.0
Retained loss	(1,517.5)	(1,475.3)
Accumulated other comprehensive loss	(63.6)	(58.4)
Treasury stock: 545,729 and 13,231 shares at September 30, 2021 and December 31, 2020, respectively	(3.7)	—
Total stockholders’ deficit	(185.9)	(237.0)
Total liabilities and stockholders' deficit	$4,483.9	$4,674.1

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(Amounts in millions)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42.1)	$(15.2)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:	41.5	67.4
Net cash (used in) provided by operating activities	(0.6)	52.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(31.4)	(30.6)
Net cash used in investing activities	(31.4)	(30.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	(6.5)	—
Proceeds from issuance of debt	807.8	—
Principal payments on debt	(889.9)	(4.8)
Prepayment call premium	(16.5)	—
Proceeds from revolving credit facility	—	23.0
Payments on revolving credit facility	—	(23.0)
Net proceeds from stock issuance	97.3	—
Payments to tax authorities for stock-based compensation	(3.7)	(0.7)
Net cash used in financing activities	(11.5)	(5.5)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(43.5)	16.1
CASH AND CASH EQUIVALENTS—Beginning of year	196.1	146.8
CASH AND CASH EQUIVALENTS—End of period	$152.6	$162.9